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     CONSULTING AGREEMENT


     THIS AGREEMENT is dated as of the 19th day of February, 1996


B E T W E E N :


               GLOBESAT HOLDING CORP., a corporation incorporated under the laws of the State of Utah

               (hereinafter referred to as the "Corporation")


     - and -


               HERB ADAMS, an individual residing in the Province of Ontario

               (hereinafter referred to as the "Consultant")


     WHEREAS the Corporation wishes to retain the service of the Consultant as a consultant of the Corporation, and the Consultant desires to serve as consultant for the Corporation;

     AND WHEREAS the Corporation has entered into the Joint
Venture Agreement (as defined below);

     AND WHEREAS the parties hereto wish to set out the terms and conditions of the Consultant's tenure with the Corporation;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the respective covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), it is hereby agreed by and between the parties hereto as follows:

Consulting Arrangement

1. The Consultant shall be engaged as consultant by the Corporation and shall, to the satisfaction of the Corporation, faithfully, honestly and diligently perform such duties and responsibilities and exercise such powers as the Corporation may, acting reasonably, from time to time decide in connection with the introduction and facilitation of meetings with key representatives of Startech Environmental Corporation ("Startech").


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2.   The Corporation shall engage the Consultant and the
Consultant shall serve the Corporation as consultant upon and subject to the terms and conditions of this Agreement, commencing on the date hereof until termination in accordance with the provisions of this Agreement.

Compensation

3. Upon the execution of a joint venture agreement between the Corporation, or an affiliate, and Startech, or an affiliate, in connection with the establishment of a joint venture between the parties in respect of commercializing certain plasma waste converter systems developed by Startech which are designed to convert tires into commodity products, principally comprised of iron and synthetic gas (the "Joint Venture Agreement"), the Corporation shall grant to the Consultant options to purchase 50,000 free trading shares of common stock in the capital of the Corporation pursuant to the Corporation's 1996 Nonqualified Stock Option Plan (the "GSAT Options"). The exercise price of each option will be US$0.0001 and will be immediately exercisable upon their issuance to the Consultant.

Termination of Consulting Arrangement

4. The consulting arrangement with the Consultant may be terminated by the Corporation at any time without prior notice for cause. Notwithstanding such termination, the Consultant shall be entitled to retain the GSAT Options issued hereunder.

5. The term of this consulting agreement shall, unless terminated earlier in accordance with section 4 or 6 hereof, automatically end on a date which is one year from the date hereof.

6. The Consultant may at any time resign upon 30 days' advance notice to the Corporation of such resignation. Notwithstanding such resignation, the Consultant shall be entitled to retain the GSAT Options issued hereunder.

Representations and Warranties of the Consultant

7. The Consultant hereby represents and warrants to the Corporation (which representations and warranties shall survive the execution of this Agreement) that:

a. the Consultant has all requisite power and authority to enter into this Agreement and perform his obligations hereunder;
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b.   this Agreement has been duly executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Consultant; and

c. the execution and delivery of this Agreement by the Consultant and the performance and compliance with the terms hereof will not result in any breach, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both, will constitute a default under, any term or provision of any indenture, contract, agreement (whether written or oral), instrument or other document to which the Consultant is a party or to which he is subject, or any judgment, decree, order, statute, rule or regulation applicable to it.

Representations and Warranties of the Corporation

8. The Corporation hereby represents and warrants to the Consultant (which representations and warranties shall survive the execution of this Agreement) that:

a. the Corporation is duly incorporated and validly subsisting under the laws of the State of Utah and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder;

b. this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Corporation; and

c. the execution and delivery of this Agreement by the Corporation and the performance and compliance with the terms hereof will not result in any breach, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both, will constitute a default under, any term or provision of the Corporation's constating documents, by-laws or resolutions or any indenture, contract, agreement (whether written or oral), instrument or other document to which the Corporation is a party or to which it is subject, or any judgment, decree, order, statute, rule or regulation applicable to it.

Confidentiality

9. The Consultant acknowledges that in the course of its performance of its duties with the Corporation it will be privy to information confidential and proprietary to the Corporation and to its clients ("Confidential Information"). Such
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Confidential Information includes but is not limited to: secret business methods and systems of the Corporation; the terms of contractual relations with clients; subscriber lists; confidential information of clients; business strategic development plans; financial information and internal practices and procedures in respect of the Corporation.

10. The Consultant hereby acknowledges that the disclosure of the Confidential Information referred to in section 9 herein to any third party would be harmful to the business interests of the Corporation. The Consultant therefore agrees and undertakes that it shall not at any time, either during its tenure hereunder or thereafter, directly or indirectly, reveal to any third party any such Confidential Information, directly or indirectly utilize, in any way, either on its own behalf or on behalf of any third party, any such Confidential Information except any such Confidential Information which may hereafter be in the public domain.

11. Upon termination of its consulting arrangement with the Corporation, the Consultant shall promptly return to the Corporation originals or copies of any and all materials, documents, notes, including, customer lists, records, drawings and other customer information, all samples, market share reports, customer contracts, prices and rates, account management, data processing programs and financial information, which is in the Consultant's possession or control and relates or belongs to the Corporation.

Relationship of the Parties

12. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that the Consultant shall be an independent contractor and not an employee of the Corporation. The Consultant shall not have authority to act as the agent of the Corporation except when such authority is specifically delegated to the Consultant by the Corporation.

General Contract Provisions

13. The Consultant covenants and agrees to deliver such documents, certificates, assurances and other instruments as may be required to carry out the provisions of this Agreement.

14. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.


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15.  This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

16. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

17. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. There are no warranties, representations or agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Agreement. Except as expressly provided in this Agreement, no amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any other provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

18. If any covenant or provision in this Agreement is determined to be void or unenforceable in whole or in part, such covenant or provision shall be severable from all other covenants and provisions hereof and shall not affect or impair the validity of any other covenant or provision hereof.

19. Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is

a. delivered personally to such party or to an officer or director of such party, as applicable, or

b. sent to the party entitled to receive it by registered mail, postage prepaid, mailed in Canada, or

c.   sent by telecopy machine.

Notices shall be sent to the following addresses or telecopy numbers:

     a.   in the case of the Corporation:

               BCE Place
               181 Bay Street, Suite 1800
               Toronto, Ontario
               M5J 2T9

               Attention:     Mr. Avi S. Greenspoon
               Telecopier:    (416) 364-4916


     b.   in the case of the Consultant:

               3600 Billings Court
               Suite 103
               Burlington, Ontario
               L7N 3N6

               Attention:     Mr. Herb Adams
               Telecopier:    (905) 333-0804

or to such other address or telecopier number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

20. Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall

a. if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

b. if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth business day following the date of mailing, unless at any time between the date of mailing and the fourth business day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

c. if sent by telecopy machine, be deemed to have been given, sent, delivered and received on the date the sender receives the telecopy answer back confirming receipt by the recipient.

21. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide the other party hereto with a copy of this Agreement bearing original signatures forthwith upon demand.
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          IN WITNESS WHEREOF this Agreement has been executed by
the parties hereto.


GLOBESAT HOLDING CORP.

Per: /S/ Mel B. Greenspoon,
         Chairman and Chief Executive Officer


HERB ADAMS

Per: /S/ Herb Adams